As filed with the Securities and Exchange Commission on April 11, 1996
                                                      Registration No. 33-
                                                                          ------
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            SEATTLE FILMWORKS, INC.
                            -----------------------
              (exact name of issuer as specified in its charter)

         Washington                                          91-0964899
         ----------                                          ----------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1260 16th Avenue West, Seattle, Washington                   98119-3401
- ------------------------------------------                   ----------
(address of principal executive offices)                     (Zip code)

Registrant's telephone number,
including area code:                                         (206) 281-1390
                                                             --------------

   SEATTLE FILMWORKS, INC. AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
   ------------------------------------------------------------------------
      SEATTLE FILMWORKS, INC. AMENDED AND RESTATED 1987 STOCK OPTION PLAN
      -------------------------------------------------------------------
                           (Full title of the Plan)

                            Gary R. Christophersen
                     President and Chief Executive Officer
                             1260 16th Avenue West

                        Seattle, Washington 98119-3401
                     -------------------------------------

                                (206) 281-1390
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                      Proposed Maximum        Proposed
     Title of                          Offering Price         Maximum          Amount of
    Securities        Amount to be           per             Aggregate       Registration
 to be Registered     Registered(1)       Share (2)      Offering Price (2)     Fee (2)
- -----------------------------------------------------------------------------------------
Common Stock            300,000
without par value        shares             $18.56         $5,566,718           $1,920
=========================================================================================

(1) Reflects a 3-for-2 stock split effective March 15, 1996.

(2) The Proposed Maximum Offering Price Per Share, Proposed Maximum Aggregate Offering Price and the Registration Fee were calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon (i) outstanding options to purchase up to 51,349 shares exercisable at an average price of $17.61 per share, and (ii) 248,651 shares represented by options not currently outstanding having a deemed exercise price of $18.75 per share, representing the average of the high and low prices for Seattle FilmWorks, Inc. common stock on April 10, 1996, as quoted by the National Association of Securities Dealers Automated Quotation National Market System, which was $18.75 per share.


                              Page 1 of 35 pages

                    Exhibit Index is located on page II-5.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this registration statement.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 30, 1995, filed with the Commission pursuant to Section 13(a) of the Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock pursuant to the Plans described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

The Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article IX of the Registrant's Restated Bylaws provides for such indemnification of its directors, officers, employees and other agents.

The Washington Business Corporation Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his acts or omissions as a director, except for those acts or omissions involving intentional misconduct or a knowing violation of law, certain unlawful distributions or a transaction whereby the director received a personal benefit to which he was not legally entitled. Article XIV of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the full extent, the allowed limitations on a director's liabilities to the Registrant or its shareholders.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number               Exhibit
- --------------               -------

     5.1                     Opinion of Heller, Ehrman, White & McAuliffe

     10.1                    Seattle FilmWorks, Inc. Incentive Stock Option
                             Plan, Amended and Restated as of April 1, 1996

     10.2                    Seattle FilmWorks, Inc. 1987 Stock Option Plan,
                             Amended and Restated as of April 1, 1996

     23.1                    Consent of Heller, Ehrman, White & McAuliffe (See
                             Exhibit 5.1)

     23.2                    Consent of Ernst & Young LLP, Independent Auditors

     24                      Power of Attorney (See page II-4 of this
                             Registration Statement)

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on April 10, 1996.

                               SEATTLE FILMWORKS, INC.


                               By:  /s/ Gary R. Christophersen
                                    --------------------------------------------
                                    Gary R. Christophersen, President and Chief
                                    Executive Officer

                               Power of Attorney

     Each person whose signature appears below constitutes and appoints Gary R. Christophersen and Case H. Kuehn, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                             Title                           Date
         ---------                             -----                           ----
/s/Gary R. Christophersen    President and Chief Executive Officer        April 10, 1996
- ---------------------------  (Principal Executive Officer)
Gary R. Christophersen

/s/Case H. Kuehn             Vice President-Finance and Treasurer         April 10, 1996
- ---------------------------  (Principal Financial Officer and Principal
Case H. Kuehn                Accounting Officer)


/s/Sam Rubinstein            Director                                     April 10, 1996
- ---------------------------
Sam Rubinstein

/s/Douglas A. Swerland       Director                                     April 10, 1996
- ---------------------------
Douglas A. Swerland

/s/Craig E. Tall             Director                                     April 10, 1996
- ---------------------------
Craig E. Tall

/s/Peter H. Van Oppen        Director                                     April 10, 1996
- ---------------------------
Peter H. Van Oppen

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number          Exhibit                              Sequential Page No.
- --------------          -------                              -------------------

          5.1           Opinion of Heller, Ehrman,              7
                        White & McAuliffe

          10.1          Seattle FilmWorks, Inc.                 9
                        Incentive Stock Option Plan,
                        Amended and Restated as of
                        April 1, 1996

          10.2          Seattle FilmWorks, Inc. 1987           21
                        Stock Option Plan, Amended
                        and Restated as of April 1,
                        1996

          23.1          Consent of Heller, Ehrman,              8
                        White & McAuliffe (See
                        Exhibit 5.1)

          23.2          Consent of Ernst & Young LLP,          35
                        Independent Auditors

          24            Power of Attorney (See page             5
                        II-4 of this Registration
                        Statement)
